Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), dated January 2, 2024, pertaining to the 2022 Equity Incentive Plan and the 2022 Employee Stock Purchase Plan of Arcellx, Inc. of our report dated March 29, 2023, with respect to the consolidated financial statements of Arcellx, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

January 2, 2024